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                                                                   EXHIBIT 10.32

                                  CONFIDENTIAL
                              SETTLEMENT AGREEMENT

      This Agreement, made by and among Primus Knowledge Solutions, Inc., a Washington corporation having a principal place of business at 1601 Fifth Avenue, Suite 1900, Seattle, WA 98101 ("Primus"), Art Technology Group, Inc, a Delaware corporation having a principal place of business at 25 First Street, Cambridge, MA 02141 ("ATG") and Serviceware Technologies, Inc., a Delaware corporation having a principal place of business at One North Shore Centre, 12 Federal Street, Suite 503, Pittsburgh, PA 15212 ("Serviceware"),

                                WITNESSETH THAT:

      WHEREAS, Serviceware is the owner of U.S. Patent Nos. 5,787,234 and 5,797,135 (the "Asserted Patents");

      WHEREAS, Serviceware sued Primus for infringement of the Asserted Patents, and Primus has asserted counterclaims against Serviceware and ServiceWare has asserted certain reply claims against Primus, which claims and counterclaims are now pending in the United States District Court for the Western District of Pennsylvania (the "Court"), Civil Action No. 03-CV-1467 (the "Lawsuit");

      WHEREAS, the parties desire to resolve all claims and counterclaims pending in the Lawsuit and all other claims each may have against the other worldwide; and

      WHEREAS, in consideration of the agreement of Primus to make certain payments and provide other consideration to Serviceware and to dismiss all its counterclaims in the Lawsuit, Serviceware is willing to dismiss all its claims and counterclaims in the Lawsuit and to grant a limited license to certain intellectual property rights including the Asserted Patents, on the terms and subject to the conditions set forth below.

      NOW, THEREFORE, in consideration of the above premises and the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the parties hereby agree as follows.

                                   DEFINITIONS

      1. "Licensee" shall mean Primus and its Affiliates (including, without limitation, Art Technology Group, Inc.), and their respective legal representatives, successors and permitted assigns.

      2. "Licensor" shall mean Serviceware and its legal representatives, successors and assigns.

      3. "Patents" shall mean any and all patents, utility models, and applications therefor of all countries of the world, which convey legally enforceable rights in any country, and any foreign counterpart patents, including any continuations, continuations-in-part, divisionals, reissues, or reexaminations of such patents.

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      4. "Licensed Patent Rights" shall mean:

            (a) the Asserted Patents;

            (b) any Patents claiming priority to the Asserted Patents or to the applications that resulted in the issuance of the Asserted Patents;

            (c) all Patents that as of the Effective Date are owned by Serviceware or that Serviceware has the right to bring suit to enforce, other than those identified in subsections (a) and (b) above, in whole or in part, at any time, having as their earliest date of conception of any part of the respective inventions claimed in any such Patents a date on or before the Effective Date, that:

                        (1) have as their earliest effective filing date from
            any application upon which they do or can claim priority, a date on or prior to the Effective Date; or

                        (2) have as their earliest effective filing date from
            any application upon which they do or can claim priority, a date on or prior to the second anniversary of the Effective Date and claim a feature incorporated into any product or service made, used, sold, offered for sale or operated by Primus or ATG or of the same type or having the same general effect, purpose or market as any product or service made, used, sold, offered for sale or operated by Primus or ATG on or prior to the Effective Date; provided that

                        (3) Licensed Patent Rights shall not include any Patent
            that is acquired after the Effective Date by Licensor from any third party (other than an employee, contractor or consultant of Licensor), directly or indirectly, whether by purchase or license, or by way of a merger, joint venture or other business combination.

      5. "Licensed Products" shall mean any product or service developed by or on behalf of Licensee and or offered for sale or license by Licensee, whether now existing or later developed, the development, manufacture, use, sale, offer for sale, license, publication, distribution, public display or performance of which, absent the license granted to Licensee under this Agreement, would infringe or contribute to the infringement of one or more Licensed Patent Rights. Notwithstanding the foregoing, the term "Licensed Products" shall not include any Acquired Product. The term "Acquired Product" shall mean any product or service that was not developed by or for Licensee and that is acquired after the Effective Date by Licensee, directly or indirectly, whether by purchase or license, or by way of a merger, joint venture or other business combination (other than the Merger contemplated hereby) to which Licensee is a party, or otherwise if, immediately prior to such acquisition by Licensee, the development, manufacture, use, sale, offer for sale, license, publication, distribution, public display or performance of such product or service infringed or contributed to the infringement of one or more Licensed Patent Rights.

      6. "Effective Date" shall mean the later of (a) the last date on which this Agreement is signed by all of the parties whose signature is required at the end of this Agreement, and (b) immediately prior to the Merger Effective Time.

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      7. "Affiliate" shall mean, with respect to a party to this Agreement, any person or entity that now or hereafter directly or indirectly controls, is controlled by, or under common control with such party.

      8. "Merger Agreement" shall mean the Agreement and Plan of Merger dated August 10, 2004 among Primus, ATG and Autobahn Acquisition, Inc., a wholly owned subsidiary of ATG, as the same may from time to time be amended by the parties thereto.

      9. "Merger Effective Time" shall mean the time of filing with the Secretary of State of the State of Washington of the Merger Agreement and articles of merger with respect to the Merger.

                                      TERMS

I.    STIPULATION

      In consideration of the payments and other consideration described in
Section II below, Primus and Serviceware agree to have their respective counsel sign and deliver, as specified in Section II, a joint stipulation providing for immediate and consensual dismissal with prejudice of the Lawsuit in the form of Attachment A (the "Joint Stipulation"). The parties agree jointly to move the Court to maintain this Agreement and its terms under seal, and, pending the Merger Effective Time or, if sooner, the expiration or termination of this Agreement, to stay any proceedings in the Lawsuit, such motion to be in the form of Attachment B hereto (the "Joint Motion"). Primus and Serviceware agree that they will cooperate as reasonably necessary in filing with the Court any joint motion or stipulation necessary to effect any of the provisions of this paragraph.

II.   PAYMENT

      A. Without any admission of liability by either party, which each party expressly denies, and in consideration of the licenses and the supporting releases, covenants and stipulations contained in this Agreement, the parties hereby agree that:

            1. As soon as practicable following the later of (a) approval and adoption by the stockholders of Primus of the Agreement and Plan of Merger relating to the Merger, and (b) approval by the stockholders of ATG of shares of its common stock pursuant to the Merger, and in any event not later than immediately prior to the Merger Effective Time:

                  (i) Serviceware and Primus will execute, and Primus will
            promptly thereafter cause to be filed with the Court, the Joint Stipulation and the Joint Motion;

                  (ii) Primus will deliver to Serviceware a letter setting forth the Exchange Ratio, as defined in Section 1.6(a)(ii) of the Merger Agreement;

                  (iii) Primus will issue and cause to be registered in book entry form in the name of Serviceware, that number of shares of the common stock, par value

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            $0.025 per share, of Primus (rounded to the nearest whole share) as is equal to (i) the quotient of $850,000 divided by the ATG Share Price (as defined below), divided by (ii) the Exchange Ratio (the "Primus Shares"). For purposes of this paragraph, the "ATG Share Price" shall be an amount equal to the average of the last sale price of the common stock, par value $0.01 per share, of ATG ("ATG Common Stock") as reported by the Nasdaq Stock Market on each of the five trading days preceding the day on which the Merger Effective Time occurs, it being understood that it is the intent of the parties that upon the consummation of the Merger Serviceware will be entitled to receive shares of ATG Common Stock having an aggregate value (based upon the ATG Share Price) equal to $850,000; and

                  (iv) Primus will deliver to Serviceware its non-interest
            bearing promissory note in the amount of $800,000, payable as follows: $500,000 payable within five business days following the Merger Effective Date and $300,000 payable on January 3, 2005, in the form attached as Attachment C, accompanied by the unconditional guaranty of ATG relating thereto, in the form attached as Attachment D.

            2. Serviceware agrees that it will not directly or indirectly sell, transfer, assign, encumber, grant any option to purchase, or otherwise convey, any of the Primus Shares, or any shares of ATG Common Stock into which such Primus Shares shall have been converted by operation of the Merger (the "ATG Shares"), or any interest therein, or offer or agree to do any of the foregoing (each, collectively, a "Transfer"), at any time after the date of this Agreement, to and including the second business day following the date on which ATG has filed with the Securities and Exchange Commission a Current Report on Form 8-K with respect to a press release announcing on a definitive basis ATG's results of operations for the three months ended December 31, 2004, but in no event later than February 28, 2005 (the "Restricted Period"). After the Restricted Period has elapsed, Serviceware may effect Transfers of ATG Shares; provided, that Serviceware agrees that the number of ATG Shares subject to such Transfers in any calendar week shall not exceed 50,000 (such number to be adjusted appropriately to reflect any stock split, stock dividend, reclassification or other similar event affecting the ATG Common Stock). Serviceware acknowledges and agrees that any stock certificate issued to represent any Primus Shares or ATG Shares issuable hereunder shall bear a transfer legend consistent with the above, and Serviceware consents to the entry with the transfer agent for each of Primus and ATG of stop transfer instructions consistent with the above. Except as set forth above, no certificate issued to represent any ATG Shares issuable hereunder shall bear any other legend restricting its transfer. There shall be no further restrictions on Transfer of the ATG Shares (other than as provided by applicable law) after the second business day following the date on which ATG has filed with the Securities and Exchange Commission a Current Report on Form 8-K with respect to a press release announcing on a definitive basis ATG's results of operations for the three months ended March 31, 2005, but in no event late than May 15, 2005 (the "Transfer Restriction Termination Date". At the request of Serviceware after the Restricted Period and prior to the Transfer Restriction Termination Date, ATG will use its reasonable efforts, as may be permitted by law, to assist Serviceware in identifying a prospective

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      purchaser for a privately negotiated sale of 10,000 or more shares of ATG common stock ("a block trade") Any block trade so arranged shall not count against the 50,000 share per week limit referred to above. Primus represents and warrants that the Primus Shares, if issued prior to the Merger Effective Time as contemplated hereby, will by operation of the Merger be converted to ATG Shares at the exchange ratio specified in the Merger Agreement, and that the issuance of such ATG Shares has been registered by ATG in a registration Statement on Form S-4 that has been declared effective by the Securities and Exchange Commission.

            3. Notwithstanding anything herein to the contrary, if the Merger Effective Time shall not have occurred by the close of business on November 30, 2004 or such later date as may be mutually agreed upon by the parties, this Agreement and the settlement obligations contemplated hereby shall be a nullity and of no force and effect.

III.  RELEASE

      A. Subject to the terms and conditions of this Agreement, and effective as of the Effective Date, Licensor, on behalf of itself and its directors, officers and employees, agrees to release and waive any and all claims and causes of action of any nature, and expressly waives and agrees not to bring any suit or other legal proceeding making any claim, whether in law or in equity, whether known or unknown, discoverable or undiscoverable, fixed or contingent, arising in any way, in whole or in part, on or before the Effective Date, which Licensor now has, had or may have, against:

            1. Licensee and any of its directors, officers, employees, consultants or agents (the "Licensee-Related Entities"), for any matter whatsoever, whether involving intellectual property rights or any other civil claim; or

            2. any direct or indirect customer, end user, value added reseller, OEM, sales agent, distributor, dealer, application service provider, outsourcer, supplier or other person or entity involved in a similar capacity in the marketing, distribution or sale of Licensee's products and services arising out of or in connection with the manufacture, use, sale, offer for sale, sublicense, public display or performance by any such person or entity of any product or service of Licensee which constitutes a Licensed Product or is otherwise alleged to infringe any intellectual property rights of Licensor.

      B. Subject to the terms and conditions of this Agreement, and effective as of the Effective Date, each of Primus and ATG agrees, on behalf of itself and its directors, officers and employees, to release and waive any and all claims and causes of action of any nature, and expressly waives and agrees not to bring any suit or other legal proceeding making any claim, whether in law or in equity, whether known or unknown, discoverable or undiscoverable, fixed or contingent, arising in any way, in whole or in part, on or before the Effective Date, which Primus or ATG or any of their directors, officers and employees now have, had or may have, against Licensor and Licensor's directors, officers, employees, consultants and agents for any matter whatsoever, whether involving intellectual property rights or any other civil claim.

      C. In making the releases in Sections III.A and III.B, Licensor, on the one hand, and Primus and ATG, on the other hand, recognize that they may be waiving valuable rights against the other(s) unknown to them at this time, but knowingly and willingly do so as part of this Agreement between them.

      D. Except as expressly warranted in Section V.A hereof, should any portion of the releases and waivers of Section III.A and III.B be determined ineffective, limited or conditional for any reason, the parties agree, separately and independently of any other provision of this Agreement, to waive and surrender all remedies that might otherwise be available to any party arising from such determination.

      E. The parties each acknowledge that there is risk that after the Effective Date, one of them will discover, incur or suffer claims arising in any way, in whole or in part, on or before the Effective Date, that were unknown or unanticipated as of the Effective Date (collectively, the "Unknown Claims"), including, without limitation, Unknown Claims that, had they been known on the Effective Date, may have materially affected the decision to enter into this Agreement; nonetheless, the parties desire to execute this Agreement and to hereby waive, relinquish and discharge any and all Unknown Claims, and waive, relinquish and discharge any and all rights either may have with respect to any Unknown Claims.

IV.   LICENSE AND COVENANT NOT TO SUE

      A. Subject to the terms and conditions of this Agreement Licensor hereby grants to Licensee a fully paid-up, irrevocable, nonexclusive, nontransferable (except to the extent provided in Section V.I below), worldwide, perpetual limited license under the Licensed Patent Rights, including, without limitation, the right to practice the methods claimed therein to develop, manufacture, use, sell, offer for sale, sublicense (to the extent provided in Section IV.B below), publish, distribute, publicly display or perform any products or services of Licensee that constitute Licensed Products, subject to any and all limitations and restrictions set forth herein.

      B. Licensee shall have the limited right to grant sublicenses, consistent with and subject to the terms and conditions of this Agreement, to its direct or indirect customers, end users, value added resellers, OEMs, sales agents, distributors, dealers, application service providers, outsourcers, suppliers or other persons or entities that are involved in the development, manufacture, marketing, distribution or sale by or for Licensee of its products and services that constitute Licensed Products, to the extent, and only to the extent, necessary to enable such sublicensees to develop, manufacture, use, sell, offer for sale, incorporate in their own products or services, sublicense, publish, distribute, publicly display or perform any products or services of Licensee that constitute Licensed Products. Licensor shall not be entitled to receive any additional license fee or other consideration in respect of any such sublicense. Nothing in this paragraph shall be deemed to authorize Licensee to grant any sublicense other than in connection with the development, marketing and distribution by Licensee of its own products and services that constitute Licensed Products, whether on a stand-alone basis or incorporated in products and services of Licensee's value added resellers, OEMs or other persons or entities involved in similar capacities in the marketing, distribution or sale by or for Licensee of its products and services that constitute Licensed Products.

      C. Licensee acknowledges and agrees that Licensor is and shall remain the exclusive owner of all right, title and interest in and to the Licensed Patent Rights and that Licensee acquires no rights in or to the Licensed Patent Rights other than the license rights specifically granted herein.

      D. Licensor hereby irrevocably covenants under the Licensed Patent Rights never to sue for infringement, whether direct, induced, indirect or contributory, either (i) Licensee or (ii) any of Licensee's direct or indirect customers, end users, value added resellers, OEMs, sales agents, distributors, dealers, application service providers, outsourcers, suppliers or other persons or entities that are involved in the development, manufacture, marketing, distribution or sale by Licensee of its products and services that constitute Licensed Products, to the extent that such infringement or alleged infringement arises out of or in connection with the development, manufacture, use, sale, offer for sale, sublicense, publication, distribution, public display or performance by Licensee or any such person or entity of any product or service which constitutes a Licensed Product. Nothing in this paragraph shall be deemed to prevent Licensor from seeking any legal remedy otherwise available to it in the event of any breach by Licensee of any of its obligations under this Agreement or any claim for infringement unrelated to the Licensed Patent Rights.

      E. The licenses and covenant not to sue provided for herein shall be irrevocable provided that the consideration described in Section II is paid in full when due, notwithstanding any breach or alleged breach by Licensee of any other term or provision of this Agreement.

      F. Licensor further agrees to impose the covenants of this Section IV on any third party to whom Licensor may assign or otherwise transfer any of the Licensed Patent Rights.

V.    WARRANTIES AND REPRESENTATIONS

      A. Serviceware and Primus each hereby represent and warrant that they have not transferred, conveyed, pledged, assigned or made any other disposition of the rights, actions, causes of action, liabilities, obligations, claims or any other matter released in this Agreement. Serviceware and Primus each represents and warrants that it does not have any contractual obligations to any third party which would conflict or interfere with its obligations under this Agreement, and that each has the full right to grant the releases and licenses referred to in this Agreement.

      B. Serviceware represents that, as of the Effective Date, to Serviceware's knowledge, no third party has asserted any claim of ownership adverse to that of Serviceware in or to the Asserted Patents or any other Licensed Patent Rights.

      C. Serviceware represents and warrants that, as of the Effective Date, other than the Asserted Patents, it does not own any right, title or interest in and to any Patents or patent applications of any kind that are known or believed by Serviceware to claim a feature incorporated into any product or service made, used, sold, offered for sale or operated by Primus or ATG, or of the same type or having the same general effect, purpose or market as any product or service made, used, sold, offered for sale or operated by Primus or ATG on or prior to the Effective Date.

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

      D. Serviceware represents and warrants that it has the full right and power to grant any and all licenses which they have granted herein, that there are no outstanding agreements, assignments, or encumbrances inconsistent with the provisions of said licenses, and that no other party has made any claim of ownership or title to any of the Licensed Patent Rights.

      E. All licenses and immunities granted by Licensor in this Agreement shall be binding upon any successor in ownership or control of Licensor, or successor of Licensor in ownership or control of any of the Licensed Patent Rights.

      F. Nothing contained in this Agreement shall be construed as:

            1. a warranty or representation by any of the parties to this Agreement as to the validity, infringement, or scope of the Licensed Patent Rights; or

            2. an obligation to furnish any technical assistance, information, documentation, materials or know-how of any kind, including, without limitation, any trade secrets, software programs or code.

      G. EXCEPT FOR THE EXPRESS WARRANTIES CONTAINED IN THIS SECTION V, LICENSOR MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, WHETHER EXPRESS, IMPLIED, OR ARISING BY CUSTOM OR TRADE USAGE, WITH RESPECT TO THE LICENSED PATENT RIGHTS OR ANY RIGHTS GRANTED HEREUNDER OR OTHERWISE IN CONNECTION WITH THIS AGREEMENT. WITHOUT LIMITING THE FOREGOING, LICENSOR HEREBY EXPRESSLY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTY OR REPRESENTATION (i) AS TO THE VALIDITY OR SCOPE OF ANY OF THE CLAIMS OF THE LICENSED PATENT RIGHTS, (ii) THAT THE LICENSED PRODUCTS OR THE MANUFACTURE, MARKETING, SALE, DISPOSITION OR USE THEREOF, OR ANY ACTIVITIES OF LICENSEE CONTEMPLATED BY THIS AGREEMENT, WILL BE FREE FROM INFRINGEMENT OF ANY PATENT, COPYRIGHT, TRADEMARK OR OTHER RIGHTS OF ANY THIRD PARTY, (iii) TO ENFORCE THE LICENSED PATENT RIGHTS AGAINST ANY THIRD PARTY OR TO BRING OR PROSECUTE ACTIONS OR SUITS AGAINST ANY THIRD PARTY FOR INFRINGEMENT OF THE LICENSED PATENT RIGHTS OR TO CONFER ANY SUCH RIGHT, (iv) TO FILE OR PROSECUTE IN ANY COUNTRY ANY PATENT APPLICATION OR TO MAINTAIN ANY PATENT APPLICATION OR PATENT IN FORCE, OR (v) OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE

      H. Other than as required by law, Licensee shall not seek to invalidate or render unenforceable any of the Licensed Patent Rights, and shall not itself, and shall use its best efforts to ensure that no director, officer, employee of Licensee, or any consultant, agent or other person subject to the control of Licensee shall, provide material assistance to any third party in any proceeding by such third party seeking to invalidate or render unenforceable any of the Licensed Patent Rights.

      I. This Agreement, and the releases, licenses, immunities, warranties and covenants provided for herein, shall be binding upon and shall inure to the benefit of the successors-in-interest of the parties (including, without limitation, the surviving corporation in any merger or other business combination to which such party may be a party), and the permitted assigns of the respective parties. Licensee may, upon prior notice to Licensor, assign any of its rights under this Agreement to any person or entity that is now or hereafter becomes an Affiliate of Licensee, or to any person or entity that has acquired all or substantially all the assets associated with the business now conducted by either Primus or ATG or hereafter conducted by Licensee. Licensee shall promptly provide to Licensor any documents reasonably requested by Licensor to evidence the assignee's agreement to be bound by the terms hereof.

      J. In the event of any alleged breach of any provisions of this Agreement, the non-breaching party shall provide, before exercising any of its rights under this Agreement, at law or in equity, the breaching party with written notice specifying the alleged breach and requiring its remedy and an opportunity to cure the alleged breach within thirty (30) days of the receipt by the breaching party of such notice.

VI.   CONFIDENTIALITY

Licensor and Licensee agree that they shall, and shall cause their respective directors, officers, employees, consultants and agents to, keep the existence and terms of this Agreement confidential and shall not now nor hereafter divulge the same or any part thereof to any third party except: (a) with the prior written consent of the other party, executed by an executive officer of such party; (b) to any governmental body or judicial entity having jurisdiction and calling therefor; (c) as otherwise may be required by law, including any rule or regulation of the Securities and Exchange Commission; (d) to potential acquirors or acquisition candidates of Licensor in connection with the due diligence process in respect of a potential business combination involving Licensor, subject to a written confidentiality agreement consistent with this paragraph; or (e) to legal counsel, financial advisors, investment bankers and potential financing sources for either party, in each case subject to an express confidentiality agreement consistent with this paragraph. Disclosure to any person of any information which is, or has become, in the public domain, other than by reason of a breach by the disclosing party of its obligations hereunder, shall not be prohibited by this paragraph. Not less than two business days' prior notification of any disclosure pursuant to clause (b) above shall be provided by the disclosing party to the non-disclosing party. The parties agree that if any of them should conclude that this Agreement constitutes a material definitive agreement not made in the ordinary course of business of such party, within the meaning of Item 1.01 of Form 8-K promulgated by the Securities and Exchange Commission (a "material agreement"), such that disclosure pursuant to clause (c) above is required, then the disclosure made by such party in response to Item 1.01 shall be substantially as set forth on Attachment E hereto. All reasonable efforts to preserve the confidentiality of the terms of this Agreement shall be expended by the disclosing party when complying with such an order or requirement of law, including, without limitation, reasonable cooperation with any efforts by the disclosing party to obtain a protective order; provided, that any reasonable, out-of-pocket costs incurred by a disclosing party in providing such cooperation shall be borne by the party sought to be protected. Without limiting the generality of the foregoing, in the event that any party shall conclude that this Agreement is a "material agreement" required to be filed as an exhibit to any current or periodic report filed by such party with the Securities and Exchange Commission, the disclosing party shall use its reasonable efforts, in cooperation with the other parties, to obtain from the Staff of the Commission confidential treatment of this Agreement as so filed, to the extent available under applicable law. Nothing in this Section VI shall preclude Licensee from disclosing in confidence to any actual or potential customer, end user, value added reseller, OEM, sales agent, distributor, dealer, application service provider, outsourcer, supplier or other person or entity involved in a similar capacity in the marketing, distribution or sale of Licensee's products and services all or part of the contents of this Agreement to the extent required by the conduct of their respective normal business operations. Nothing in this
Section VI shall preclude Licensor from disclosing to any third party (aa) any fact or statement disclosed publicly by Licensee regarding the subject matter of this Agreement, or (bb) that the parties settled the Lawsuit and that, while denying liability, Primus obtained a license under the Asserted Patents as part of the settlement, provided that the text of any disclosure by Licensor of the type specified in the foregoing clause (bb) and not otherwise authorized under this paragraph shall be subject to the prior written approval of Licensee, which approval will not unreasonably be withheld or delayed. In no event shall Licensor state publicly that Licensee has used or is using any software or other technology of Licensor, in that the license to the Licensed Patent Rights hereunder is only taken in settlement of the Lawsuit. In no event shall Licensee use the name or any trademark or service mark of Licensor in its marketing and sales efforts or otherwise state that the products of Licensee incorporate or include, in whole or in part, any software products, software code or other technology of Licensor. Notwithstanding the foregoing, Licensee may state that that the parties settled the Lawsuit and that, while denying liability, Primus obtained a license under the Licensed Patent Rights as part of the settlement.

VII.  NO ADMISSION

      By signing this Agreement, Primus does not stipulate or concede to any infringement, validity or enforceability of the Asserted Patents. The parties agree that the amount payable by Primus hereunder does not necessarily reflect the value of the Asserted Patents, and reflects in part both parties' willingness to resolve a legal dispute. Each party agrees that this Agreement should not be used as evidence of current or future liability or of its amount, if any, or to set a licensing rate or substantiate the validity or enforceability of the Asserted Patents.

VIII. ADDITIONAL TERMS

      A. Applicable Law. This Agreement shall be construed and the legal relations created herein between the parties shall be determined in accordance with the substantive laws of the State of Delaware (other than its principles of choice of laws), which pertain to agreements executed in, and fully performed within, the State of Delaware. Each party agrees to accept service of process by registered mail addressed to its representative as indicated in Section IX.

      B. Counterparts. This Agreement may be executed in one or more counterparts (including multiple signature pages), and may be signed and exchanged by facsimile, all of which counterparts shall be deemed to be one instrument, and the Agreement deemed to have the same effect as if all parties have signed the same Agreement.

      C. Entire Agreement. This Agreement constitutes the final and entire agreement and understanding between the parties pertaining to the subject matter contained herein, and supersedes all prior and contemporaneous representations and understandings that may have arisen in the course of the discussions and negotiations that preceded the execution of this Agreement. Licensor and Licensee warrant and represent that they are not relying upon any oral or written representation or statement made by the other party (or the agents of the other party, including counsel), except to the extent that such representations or statement are contained in this Agreement.

      D. Survivability. Should any clause, sentence, paragraph, or provision of this Agreement judicially be declared to be invalid, unenforceable, or void in any respect, such decision shall not have the effect of invalidating, rendering unenforceable, or voiding the remainder of this Agreement. The parties agree that the part or parts of this Agreement so held to be invalid, unenforceable or void shall be deemed to have been stricken, and the remainder shall have the same force and effect as if such part or parts had never been included herein, so long as the remainder of the Agreement still expresses the intent of the parties. If the intent of the parties cannot be preserved, this Agreement shall be either renegotiated or terminated.

      E. Modifications. No oral explanation or oral information by either party hereto shall alter the meaning or interpretation of this Agreement. No modification, alteration, addition or change in the terms hereof shall be binding on either party unless made after the Effective Date and reduced to writing and executed by a duly authorized representative of each party.

      F. No Implied Consent. Failure by either party to insist in any instance upon strict conformance to any term herein, or failure by either party to act in the event of a breach or defaults shall not be construed as a consent to or waiver of that breach or defaults or any subsequent breach or default of the same or of any other term contained herein.

      G. Headings. The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

      H. Drafting. Each party actively participated in the drafting of this Agreement. Therefore, any ambiguity in the terms of the Agreement should not be construed against either party as the primary drafter of the Agreement.

      I. Costs and Fees. Each party will bear its own costs and attorney's fees incurred to date in connection with this Agreement and the above-mentioned Lawsuit

      J. Protective Order. The parties intend that any protective order or other order entered in the Lawsuit protecting the confidentiality of any information filed with or submitted to the Court shall remain in place and survive the execution and delivery of this Agreement. Neither party shall be deemed, by entering into this Agreement, to have waived or released any obligation of the other party, or any prior breach, known or unknown, by such party, under any such protective order.

IX.   DISPUTES

      A. Except as otherwise provided in the note and guaranty referred to in
Section II.A.1.iv above with respect to any dispute relating thereto, any controversy or claim between Licensor and Licensee arising out of or relating to this Agreement shall be resolved by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, except that the arbitrators will be paid their normal professional or expert consultation fees (such fees shall be divided equally and paid by the parties, except as set forth below); provided that in conducting any such arbitration the arbitrators shall apply and adhere to the laws of the State of Delaware, including the laws of evidence of such State. Arbitration shall be conducted in Wilmington, Delaware, before a panel of three neutral arbitrators. With respect to any arbitration proceeding initiated pursuant to this Section, the evidentiary hearing shall commence no later than 120 calendar days after the filing of a demand for arbitration; thereafter, arbitration shall be completed within 60 calendar days, and the arbitration award shall be rendered no later than 30 days after the completion of the evidentiary hearings. The parties shall exert their best efforts to obtain strict compliance with the schedule set out above; provided that failure to adhere to such schedule will not terminate a party's right to obtain arbitration pursuant to this section. The arbitration award shall be in writing and shall specify the factual and legal bases for the award. The arbitration award, and any judgment entered thereon, shall be subject to judicial review by the federal courts in Delaware for purposes of ensuring compliance with this section and arbitrator compliance with Delaware law

      B. The party that has substantially prevailed in any proceeding to interpret or enforce this Agreement shall be entitled to recover from the other party its reasonable attorneys' fees and disbursements and costs of such proceeding (including, without limitation, the prevailing party's share of the arbitrators' fees and expenses).

X.    COMMUNICATIONS

      All notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given upon personal delivery five
(5) days after being mailed by registered or certified mail, return receipt requested, or one (1) business day after being sent by nationally recognized overnight courier with established tracking capability, addressed as follows:

      If to LICENSOR:         ServiceWare Technologies, Inc.
                              One North Shore Centre
                              12 Federal Street, Suite 503
                              Pittsburgh, PA 15212

                              Attention: Kent Heyman, Chief Executive Officer
                              Fax: (412)222-4453

      With a copy to:         Gallagher & Kennedy P.A.
                              2575 East Camelback Road
                              Phoenix, AZ 85016-9225
                              Attention: John Kerkorian
                              Fax: (602) 530-8500

                              Cozen O'Connor
                              1900 Market Street

                              Philadelphia, PA 19103
                              Attention: James E. Brown
                              Fax: (215) 665-2013

      If to LICENSEE:         Primus Knowledge Solutions, Inc.
                              1601 Fifth Avenue, Suite 1900
                              Seattle, WA 98101
                              Attention: General Counsel
                              Fax: (206) 834-8111

      With a copy to:         Art Technology Group, Inc.
                              25 Main Street
                              Cambridge, MA 02141
                              Attention: Chief Executive Officer
                              Fax: (617) 386-1111

                              Foley Hoag LLP
                              Seaport Work Trade Center West
                              155 Seaport Boulevard
                              Boston, MA 02210
                              Attention: John D. Patterson, Jr.

                                         Robert W. Sweet, Jr.
                              Fax: (617) 832-7000

Either party may change its address by a notice given to the other party in the manner set forth above.

      WHEREFORE, the parties hereby acknowledge their agreement and consent to the terms and conditions set forth above through their respective signatures as contained below:

                              SERVICEWARE TECHNOLOGIES, INC.

                              By: /s/ Kent Heyman
                                 -------------------------------
                                 Its: President/CEO

                              PRIMUS KNOWLEDGE SOLUTIONS, INC.

                              By: /s/ Michael A. Brochu
                                 -------------------------------
                                 Its: CEO and President

                              ART TECHNOLOGY GROUP, INC.

                              By: /s/ Robert D. Burke
                                 -------------------------------
                                 Its: President and CEO